Exhibit 10.15

PROMISSORY NOTE

$250,000	Miami, Florida
August 8, 2019

FOR VALUE RECEIVED, the undersigned borrower (the “Borrower”) promises to pay to Lee Aerospace, Inc., a Kansas corporation (the “Lender”), at its principal office the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on the outstanding principal amount at the rate of Five Percent (5.0%) per annum (computed on the basis of actual calendar days elapsed and a year of three hundred sixty-five (365) days), or, if less, at the highest rate of interest then permitted under applicable law. Interest shall commence with the date hereof and shall continue to accrue on the outstanding principal until paid in accordance with the provisions hereof. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note (this “Note”).

1.Maturity. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest of this Note shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, or (ii) the acceleration of the maturity of this Note pursuant to Section 2.
2.Events of Acceleration.
(a)The entire unpaid principal amount of this Note and all then accrued and unpaid interest of this Note shall become fully due and payable upon the earliest of:
(i)the closing of aggregate proceeds of at least One Million Dollars ($1,000,000) in new equity financing by the Borrower;
(ii)(ii)immediately prior to the first filing by the Borrower of a registration statement under the Securities Act of 1933, as amended;
(iii)the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act (Title 11 of the United States Code), as amended or recodified from time to time, or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors;
(iv)the appointment of a receiver, trustee, custodian or liquidator of or for any part of these assets or property of the Borrower;
(v)immediately prior to the closing of an acquisition of the Borrower, whether by merger or the purchase of all of its outstanding stock or all (or substantially all) of its assets, by an unrelated third party;

(vi)the execution by the Lender of a general assignment for the benefit of creditors; or
(vii)the occurrence of an event of default under either of the Stock Pledge Agreements (as defined below).
3.Form of Payment; Prepayment. All payments of principal and interest on this Note shall be made without offset or deduction in lawful tender of the United States to the Lender. All payments on this Note shall be applied first to the payment of accrued and unpaid interest, and thereafter to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.
4.Security. The Borrower’s obligations under this Note shall be secured by a first-priority security interest in Fifty-Six Thousand Two Hundred Fifty (56,250) shares of the Lender’s Common Stock held and owned of record, respectively, by each of Paul Antonio Pereira and John M. Cook II (collectively, the “Shares”). The Shares shall be pledged pursuant to the Stock Pledge Agreements of even date herewith (in the form attached hereto as Exhibit A, collectively, the “Stock Pledge Agreements”), by and between, respectively, (i) the Borrower and Paul Antonio Pereira, and (ii) the Borrower and John M. Cook II, all terms of which are incorporated herein by this reference.
5.Default. For purposes of this Note, the failure of the Borrower to pay when due the principal balance and accrued interest under this Note shall constitute an “Event of Default.” If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of the Lender, and the Borrower shall immediately pay to the Lender all such amounts.
6.Collection and Attorneys’ Fees. If any action is instituted to collect any indebtedness under this Note, then the Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with such action.
7.Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither the Lender nor the Borrower may assign, pledge or otherwise transfer this Note without the prior written consent of the other party.
8.Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law thereof.
9.Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

10.Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived only with the written consent of the Lender and the Borrower.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BORROWER

LECTREFY, INC.

By: /s/ Paul Antonio Pereira
Name: Paul Antonio Pereira
Title: Chief Executive Officer

Acknowledged and Agreed:

LENDER

LEE AEROSPACE, INC.

By:/s/ James Lee
Name: James Lee
Title: Chief Executive Officer

EXHIBIT A

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Pledge Agreement”) is made by [Paul Antonio Pereira / John M. Cook II] (“Pledgor”), in favor of Lee Aerospace, Inc., a Kansas corporation (“Pledgee”), with its principal place of business at 9323 E. 34th St. N., Wichita, Kansas 67226.

WHEREAS, Lectrefy, Inc., a Delaware corporation (the “Borrower”), has concurrently herewith executed that certain Promissory Note, dated August 8 (the “Note”), in favor of Pledgee in the amount of Two Hundred Fifty Thousand Dollars ($250,000); and

WHEREAS, Pledgee is willing to accept the Note from Borrower, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

1.As security for the full and prompt payment when due (whether by stated maturity or otherwise) of all indebtedness of the Borrower to Pledgee created under the Note, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a security interest in Fifty-Six Thousand Two Hundred Fifty (56,250) shares of the Borrower’s Common Stock, which are held and owned of record by Pledgor (the “Pledged Shares”), and all dividends, cash, instruments and other proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (the “Pledged Collateral”). Pledgor represents and warrants that, except as provided for herein, the Pledged Shares have not been, and will not be, pledged or used as collateral for any other purpose.
2.At any time a default exists under the Note, Pledgee in its name or in the name of its nominee or of Pledgor may: (i) collect by legal proceedings or otherwise all dividends (except cash dividends), interest, principal payments and other sums now or hereafter payable upon or on account of the Pledged Collateral; (ii) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of the Pledged Collateral thereunder, accept other property in exchange for the Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for the Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; and (iii) insure, process and preserve the Pledged Collateral.

3.At the option of Pledgee, and without necessity of demand or notice, all or any part of the indebtedness of the Borrower under the Note shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (i) material failure to keep or perform any of the terms or provisions of this Pledge Agreement; (ii) the Borrower’s failure to pay any installment of principal or interest on the Note when due; (iii) the levy of any attachment, execution or other process against the Pledged Collateral; or (iv) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor or the Borrower.
4.In the event of the nonpayment of any indebtedness when due under the Note, or upon the happening of any of the events specified in the last preceding section, Pledgee may apply, set off, collect or sell the Pledged Collateral in one or more sales, or take such steps as may be necessary to take ownership of the Pledged Shares or liquidate and reduce the Pledged Shares to cash in the hands of Pledgee in whole or in part.
5.The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of the Pledged Collateral shall be applied by Pledgee to the payment of the indebtedness under the Note or any part thereof. The Borrower then shall pay any remaining balance of the Note to Pledgor; provided, however, that, if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by an independent appraiser knowledgeable of the value of the Pledged Collateral, mutually selected by Pledgor and the Pledgee, with the appraisal to be rendered within thirty (30) days of the appointment of the appraiser.
6.If any provision of this Pledge Agreement is held to be unenforceable for any reason, then it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible.
7.This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as applied to contracts made and performed entirely within the State of Delaware by residents of such State.

[Signature page follows.]

IN WITNESS WHEREOF, this Pledge Agreement has been executed by the Pledgor on August 8, 2019.

PLEDGOR:

By:
[Paul Antonio Pereira / John M. Cook II]

Acknowledged and Agreed:
LEE AEROSPACE, INC.

By:
Name: James Lee
Title: Chief Executive Officer

LECREFY, INC.

By:
Name: [Paul Antonio Pereira / John M. Cook II]
Title: Chief Executive Officer